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                            WRITTEN CONSENT TO ACTION
                          BY THE BOARD OF DIRECTORS OF
                    ZURICH LIFE INSURANCE COMPANY OF NEW YORK


THE UNDERSIGNED, being and constituting the Board of Directors of Zurich Life Insurance Company of New York, a New York State corporation (the "Corporation") do hereby consent in writing, to waiver of notice and without a meeting, to adoption of the following resolution:

          WHEREAS, Section 4240 of the New York Insurance Law provides that a domestic life insurance company may authorize the establishment of one or more separate accounts; and

          WHEREAS, competitive conditions in the marketing of annuity products make it both desirable and in the best interest of the Corporation for the Corporation to be able to offer separate investment facilities; and

          WHEREAS, the Board of Directors of this Corporation desires to authorize and empower its officers to establish and maintain a separate account, so that the Corporation may exercise each and every power and right permitted to it by Section 4240, and other sections relating thereto, of the New York Insurance Law.

          NOW, THEREFORE, BE IT RESOLVED THAT:

          A separate account designated the "ZLICONY Variable Annuity Separate Account" (hereinafter referred to as the "Separate Account") of the Corporation is hereby established to provide for the sale of variable annuity contracts issued and administered by the Corporation that provide for the allocation of amounts paid to or held by the Corporation under such contracts to the Separate Account;

          BE IT FURTHER RESOLVED, that the Corporation is empowered and directed to:

          1. File for approval, in accordance with Sections 3201 and 4240 of the New York State Insurance Law, its variable annuity contracts, and a statement of its method of operations for its Separate Account;

          2. Register, to the extent required, under the Investment Company Act of 1940, as amended (the "1940 Act"), or file a notification of claim of exemption from such registration, and make applications for such exemptions or orders under the provisions of the 1940 Act as may appear to be necessary or desirable;

          3. Register, to the extent required, the contracts or units of interest therein under the Securities Act of 1933, as amended (the "1933 Act");

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          4.   Prepare, execute and file with the Securities and Exchange
               Commission (the "SEC") (a) registration statements under the 1933 Act and the 1940 Act, including prospectuses, statements of additional information, amendments, supplements, exhibits and other documents relating thereto, (b) applications and amendments thereto for exemptions from or orders under the 1940 Act, and (c) requests from the SEC for no action and interpretive letters in such form and at such times as the proper officer executing the same may deem necessary or appropriate;

          5. Prepare, execute and file all periodic reports required under the 1940 Act and the Securities Exchange Act of 1934, as amended, in connection with the Separate Account and the variable annuity contracts;

          6. Effect all registrations, filings, and qualifications under blue sky or other applicable securities laws and regulations, insurance securities laws and insurance laws and regulations of such states and other jurisdictions as they may deem necessary or appropriate, with respect to the Corporation and any variable annuity contracts; such authorization to include registration, filing, and qualification of officers, employees, and agents of the Corporation as brokers, dealers, agents, salesmen, or otherwise; and such authorization also to include authorization to prepare, execute, acknowledge and file all such applications, applications for exemptions, appointments, certificates, affidavits, covenants, consents to service of process and other instruments and to take all such action as the proper officer executing the same or taking such action may deem necessary or desirable;

          7. Appoint the Corporation's Secretary as agent for service for, authorize the Secretary to receive communications and notices with respect to, and authorize the Secretary to exercise all powers given to such agent in connection with (a) any registration statement or amendment thereto under the 1933 Act or the 1940 Act, (b) any 1940 Act exemptive application or order,
               (c) any no action letter or interpretive letter request under the 1933 Act or the 1940 Act, or (d) any similar matter pertaining to state blue sky or insurance regulation;

          8. Administer, operate and maintain the Separate Account and provide for custodial or depository arrangements for assets allocated to the Separate Account including self-custodianship or safekeeping arrangements by the Corporation;

          9. Select an independent public accountant to audit the books and records of the Separate Account;

          10. Perform such additional functions and take such additional action, as may be necessary or desirable to carry out the foregoing and the intent and purposes thereof.

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          BE IT FURTHER RESOLVED, that the adopted By-Laws of the Corporation be unaffected and unaltered by this Resolution and are hereby ratified and confirmed; and

          BE IT FURTHER RESOLVED, that the adoption of this Resolution by the Board of Directors shall constitute full ratification hereof and waiver of notice by the signatories.


Dated: August 20, 2004


/s/ James L. Harlin
-------------------
James L. Harlin


/s/ Jeffrey S. Schlinsog
------------------------
Jeffrey S. Schlinsog


/s/ William H. Wilton
---------------------
William H. Wilton


/s/ Jamie L. Riesterer
----------------------
Jamie L. Riesterer


/s/ Donald B. Henderson
-----------------------
Donald B. Henderson


/s/ Irwin Lerner
----------------
Irwin Lerner


/s/ Fred Josef Meyer
--------------------
Fred Josef Meyer


/s/ Clifford H. Schoenberg
--------------------------
Clifford H. Schoenberg


/s/ Reginald Mac Jamieson
-------------------------
Reginald Mac Jamieson

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